Exhibit 99.1

Esports Entertainment Group Announces Appointment of Jan Jones Blackhurst to Board of Directors

Hoboken, New Jersey–(Newsfile Corp. – May 3, 2022) – Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLW) (or the “Company”) today announced the appointment of Ms. Jan Jones Blackhurst to the Company’s Board of Directors. Ms. Jones Blackhurst satisfies the criteria for independent directors for the purposes of Nasdaq rules and applicable Securities and Exchange Commission requirements. Ms. Blackhurst’s appointment will bring the size of the Board to seven members.

“We are delighted to welcome Jan Jones Blackhurst, a highly distinguished leader, to our Board of Directors,” said Grant Johnson, Chairman and CEO of Esports Entertainment Group. “She brings a wealth of knowledge and experience which will be of great value to our Company as we expand our iGaming and esports operations and establish ourselves as the leading provider of technology solutions to the fast-growing, exciting world of real money esports wagering. This is a critical time in our evolution, and I am confident that Jan will be an effective steward of the Company’s growth and quickly become a valued counselor to the Board and our leadership team given her significant insight and perspective.”

Jan Jones Blackhurst has served on the Board of Directors of Caesars Entertainment Corporation since 2019 after serving as the company’s Executive Vice President for Government Relations & Corporate Responsibility from 1999 to 2019. She has also served as Chief Executive in Residence at the UNLV International Gaming Institute since 2019 and as Executive Director of the UNLV Black Fire Leadership Initiative since 2021. Prior to her involvement with Caesars, Ms. Jones Blackhurst served two four-year terms as Mayor of Las Vegas from 1991 to 1999. She currently serves on the Board of Directors for the U.S. Chamber of Commerce (Vegas Chamber), Gaming and Hospitality Acquisition Corp., the Global Fairness Initiative, the Nevada Resort Association, the Las Vegas Visitors and Convention Authority, and the Las Vegas Stadium Authority. Ms. Jones Blackhurst holds a BA in English from Stanford University and attended the University of Southern California’s School of Food Marketing Management. She is also a member of the American Gaming Association’s Gaming Hall of Fame.

About Esports Entertainment Group

Esports Entertainment Group is a full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Our mission is to help connect the world at large with the future of sports entertainment in unique and enriching ways that bring fans and gamers together. Esports Entertainment Group and its affiliates are well-poised to help fans and players to stay connected and involved with their favorite esports. From traditional sports partnerships with professional NFL/NHL/NBA/MLS teams, community-focused tournaments in a wide range of esports, and boots-on-the-ground LAN cafes, EEG has influence over the full-spectrum of esports and gaming at all levels. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

Investor Relations Inquires

JCIR

Joseph Jaffoni, James Leahy, Norberto Aja

(212) 835-8500

gmbl@jcir.com

Media Inquiries

brandon.apter@esportsentertainmentgroup.com

or

eeg@kcsa.com